Exhibit 99.1

Centessa Pharmaceuticals Reports Recent Business Progress and Financial Results for the Fourth Quarter and Full-Year 2022

– Initiated registration program for SerpinPC to treat hemophilia B; Enrolling subjects in PRESent-5, observational study –

– First subject dosed in Phase 1/2a clinical trial for LB101, a PD-L1xCD47 LockBody® to treat solid tumors; Preclinical data from second LockBody program targeting PD-L1xCD3 expected in 2023 –

– Nominated ORX750, an orally administered, selective orexin receptor-2 (OX2R) agonist, as product candidate with the potential to be a best-in-class therapy to treat narcolepsy and other sleep disorders; ORX750 profile to be presented at scientific meeting in 2023 –

– Cash runway into 2026 –

BOSTON and LONDON, March 30, 2023: Centessa Pharmaceuticals plc (Nasdaq: CNTA), a clinical-stage pharmaceutical company focused on discovering and developing medicines that are transformational for patients, today reported recent business progress and financial results for the fourth quarter and full-year ended December 31, 2022.

“Centessa made substantial progress in 2022, highlighted by the achievement of important milestones toward our goal of bringing transformational medicines to patients," said Saurabh Saha MD PhD, Chief Executive Officer of Centessa. “We advanced key clinical and development objectives, prioritized our pipeline, and continued to manage our resources with timely data and science-driven decisions, consistent with our asset-centric model. As a result, we entered 2023 with solid momentum on our pipeline programs that we believe have the greatest potential to transform the lives of patients with unmet medical needs."

Dr. Saha continued, “Our most advanced product candidate is SerpinPC, a subcutaneously administered novel inhibitor of activated protein C (APC), which is in a registrational program for the treatment of hemophilia B. In December 2022, we presented data from a Phase 2a study showing SerpinPC to have a favorable safety and tolerability profile, as well as evidence of sustained efficacy in patients with hemophilia as measured by a reduction in the all-bleeds annualized bleeding rates (ABR). We believe these data support the potential for SerpinPC to be a first-in-class subcutaneously administered therapy with a differentiated safety profile for individuals with hemophilia, subject to regulatory review and approval. We are excited to be enrolling subjects in PRESent-5, an observational feeder study, and are preparing to begin dosing in the PRESent-2 and PRESent-3 interventional studies this year."

"We are also very pleased to announce the dosing of the first subject in the Phase 1/2a clinical trial of LB101, a conditionally tetravalent PD-L1xCD47 bispecific monoclonal antibody from our LockBody technology platform for the treatment of solid tumors. LB101 is the first LockBody candidate we have brought to the clinic, and we look to this study to provide valuable insights regarding the safety and tolerability profile of LB101, as well as the performance of our LockBody platform in a clinical setting. Following LB101 is our second LockBody program targeting PD-L1xCD3, for which we expect to name a product candidate this year," said Dr. Saha.

“Lastly, our team is excited to be advancing ORX750, an orally administered, selective orexin receptor-2 (OX2R) agonist, as our product candidate for the treatment of narcolepsy with potential expansion into other sleep disorders. We believe ORX750 has the potential to be a best-in-class therapy for the treatment of narcolepsy and look forward to sharing the candidate profile at a scientific meeting later this year," said Dr. Saha.

Dr. Saha concluded, “We are thrilled with the momentum at Centessa and believe we are well positioned with a cash runway into 2026 to support the potential for multiple clinical readouts across our pipeline.”

Recent Highlights
•In January 2023, the Company announced clearance of its Investigational New Drug (IND) application from the U.S. Food and Drug Administration (FDA) to initiate a Phase 1/2a first-in-human clinical trial of LB101 for the treatment of solid tumors. The first subject was dosed in March 2023.
•In December 2022 and February 2023, the Company presented data from the open-label extension (OLE) of the ongoing Phase 2a study of SerpinPC for the treatment of hemophilia during oral presentations at the American Society of Hematology (ASH) Annual Meeting and the 16th Annual Congress of the European Association for Haemophilia and Allied Disorders (EAHAD), respectively. With total exposure of over 40 patient-years across multiple dosing regimens, the Phase 2a data showed a continued favorable safety and tolerability profile for SerpinPC, as well as evidence of sustained efficacy, as measured by a reduction in the all-bleeds ABRs. There were no thromboembolic events and no treatment-related sustained elevations of D-dimer observed across the Phase 2a study, to date. D-dimer is a sensitive measure of excessive thrombin generation.
•In December 2022, the Company began enrolling subjects into PRESent-5, an observational study in the SerpinPC registrational program for the treatment of hemophilia B.

Anticipated Upcoming Program Milestones
•Hemophilia (SerpinPC)- The registrational program for hemophilia B is ongoing. PRESent-5, an observational study, is enrolling subjects and the Company expects to begin dosing in PRESent-2 and PRESent-3 later this year. In addition, the Company expects to share data from Part 5 of the OLE of the Phase 2a study of SerpinPC, subject to completion, at a scientific meeting this year.
•Solid Tumors
–PD-L1xCD47 LockBody (LB101)- The Phase 1/2a first-in-human clinical study is ongoing.
–PD-L1xCD3 LockBody (Undisclosed)- The Company expects to name a product candidate and share preclinical data this year.
•Narcolepsy and Other Sleep Disorders (ORX750)- ORX750 was named as a product candidate and is currently in preclinical development and undergoing IND-enabling activities. The Company expects to share preclinical data at a scientific meeting later this year.

The Company expects to provide further updates on preclinical programs, including MGX292, as they advance towards clinical studies.
Fourth Quarter and Full-Year 2022 Financial Results
•Cash and Cash Equivalents: $393.6 million as of December 31, 2022, which the Company expects will fund operations into 2026, without drawing on the remaining available tranches under the Oberland credit facility.
•Research & Development Expenses: $27.8 million for the fourth quarter ended December 31, 2022, compared to $41.5 million for the fourth quarter ended December 31, 2021, and $155.1 million for the full-year 2022 compared to $95.7 million for the period from January 30, 2021 through December 31, 2021.
•General & Administrative Expenses: $13.8 million for the fourth quarter ended December 31, 2022, compared to $13.0 million the fourth quarter ended December 31, 2021, and $55.2 million for the full-year 2022 compared to $42.9 million for the period from January 30, 2021 through December 31, 2021.
•Net Loss Attributable to Ordinary Shareholders: $43.2 million for the fourth quarter ended December 31, 2022, compared to $60.8 million for the fourth quarter ended December 31, 2021, and $216.2 million for the full-year 2022 compared to $381.1 million for the period from January 30, 2021 through December 31, 2021.

About Centessa Pharmaceuticals
Centessa Pharmaceuticals plc is a clinical-stage pharmaceutical company that aims to discover and develop medicines that are transformational for patients. Our programs span discovery-stage to late-stage development and cover a range of high-value indications. We operate with the conviction that each one of our programs has the potential to change the current treatment paradigm and establish a new standard of care. For more information, visit http://www.centessa.com/, which does not form part of this release.
About SerpinPC
SerpinPC is a subcutaneously administered novel inhibitor of APC being developed as a potential treatment for hemophilia, regardless of severity or inhibitor status, and which may also be developed to prevent bleeding associated with other bleeding disorders. Centessa is advancing the registrational program for SerpinPC in hemophilia B, which includes a set of clinical studies with multiple components. PRESent-5, initiated in late 2022, is an observational feeder study to collect prospective observational data for minimum defined periods before switching to dosing subjects in the interventional studies. The interventional studies include PRESent-2 (moderately severe to severe hemophilia B without inhibitors, and severe hemophilia A with and without inhibitors) and PRESent-3 (hemophilia B with inhibitors). Additional information on the trials can be accessed at www.clinicaltrials.gov (NCT05605678, NCT05789524, NCT05789537). SerpinPC is an investigational agent that has not been approved by the FDA or any other regulatory authority.
About the LockBody Technology Platform and LB101
Centessa’s proprietary LockBody technology platform aims to redefine immuno-oncology treatment for patients with cancer. LockBody drug candidates are designed to selectively drive potent effector function activity, such as CD47 or CD3, to the tumor micro-environment (TME) while avoiding systemic toxicity. The first LockBody candidate is LB101, a conditionally tetravalent PD-L1xCD47 bispecific monoclonal antibody which has two anti-CD47 domains blocked by two anti-PD-L1 domains, with proprietary human IgG-derived hinges linking the anti-CD47 and anti-PD-L1 domains. The cell-killing mechanism of action, CD47, is designed to be blocked by the PD-L1 tumor targeting domain until the IgG-derived hinges are naturally degraded in the TME, thus unlocking and activating the CD47 effector function activity in the tumor. LB101 is in a Phase 1/2a clinical trial. LB101 is an investigational agent that has not been approved by the FDA or any other regulatory authority.

Forward Looking Statements
This press release contains forward-looking statements. These statements may be identified by words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” “aim,” “seek,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including statements related to the Company’s ability to discover and develop transformational medicines for patients; its expectations on executing the Company's pipeline; its expectations on its cash runway into 2026, which are based on certain assumptions; the timing of commencement of new studies or clinical trials or clinical and preclinical data related to SerpinPC, LB101, the LockBody technology platform, ORX750, MGX292 and other LockBody candidates; its ability to identify, screen and recruit a sufficient number of or any subjects in its anticipated new studies or clinical trials including PRESent-5, the observational feeder study, PRESent-2 and PRESent-3 and studies or trials of LB101 and any other LockBody candidates, its expectations on executing its research and clinical development plans and the timing thereof; the Company’s ability to differentiate SerpinPC, LB101, ORX750, MGX292 and other LockBody candidates from other treatment options; the development and therapeutic potential of SerpinPC, LB101, the LockBody technology platform, ORX750, MGX292, and other LockBody candidates; and regulatory matters, including the timing and likelihood of success of obtaining authorizations to initiate or continue clinical trials. Any forward-looking statements in this press release are based on our current expectations, estimates, assumptions and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the safety and tolerability profile of our product candidates; our ability to identify, screen and recruit a sufficient number of or any subjects in our anticipated new studies or clinical trials including PRESent-2, PRESent-3, PRESent-5, and studies or trials of LB101 or within anticipated timelines; our ability to execute IND-enabling activities in a timely manner or at all, including with respect to ORX750; our ability to protect and maintain our intellectual property position; business (including commercial viability), regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about the Company; risks inherent in developing product candidates and technologies; future results from our ongoing and planned clinical trials; our ability to obtain adequate financing, including through our financing facility with Oberland, to fund our planned clinical trials and other expenses; trends in the industry; the legal and regulatory framework for the industry, including the receipt and maintenance of clearances to conduct or continue clinical testing; future expenditures risks related to our asset-centric corporate model; the risk that any one or more of our product candidates will not be successfully developed and/or commercialized; the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies; economic risks to the United States and United Kingdom banking systems; geo-political risks such as the Russia-Ukraine war and risks related to the COVID-19 pandemic including the effects of the Delta, Omicron and any other variants. These and other risks concerning our programs and operations are described in additional detail in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and our other reports, which are on file with the U.S. Securities and Exchange Commission (SEC). We explicitly disclaim any obligation to update any forward-looking statements except to the extent required by law.

Contact:
Kristen K. Sheppard, Esq.
SVP of Investor Relations
investors@centessa.com

Centessa Pharmaceuticals plc (Successor) and Centessa Predecessor Group (Predecessor)
Consolidated and Combined Statements of Operations and Comprehensive Loss
(unaudited)
(amounts in thousands except share and per share data)

	Successor				Predecessor
	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2022	Period from January 30, 2021 through December 31, 2021	Period from January 1, 2021 through January 29, 2021
Operating expenses:
Research and development	27,835	41,534	155,083	$95,660	$662
General and administrative	13,768	12,988	55,200	42,888	121
Change in fair value of contingent value rights	—	3,770	1,980	15,082	—
Acquired in-process research and development	—	—	—	220,454	—
Loss from operations	(41,603)	(58,292)	(212,263)	(374,084)	(783)
Interest (expense) income, net	(2,164)	(1,272)	(7,033)	(1,172)	(9)
Amortization of debt discount	—	—	—	—	(37)
Debt issuance costs	—	(1,331)		(1,331)
Other income (expense), net	(70)	235	2,342	(4,370)	—
Loss before income taxes	(43,837)	(60,660)	(216,954)	(380,957)	(829)
Income taxes (benefit) expense	(664)	114	(747)	114	—
Net loss	(43,173)	(60,774)	(216,207)	(381,071)	(829)
Other comprehensive loss:
Foreign currency translation adjustment	198	(2,050)	(2,185)	778	107
Total comprehensive loss	$(42,975)	$(62,824)	$(218,392)	$(380,293)	$(722)

Net loss per ordinary share - basic and diluted	$(0.45)	$(0.68)	$(2.31)	$(5.07)
Weighted average ordinary shares outstanding - basic and diluted	94,603,860	89,935,902	93,400,513	75,166,456

Centessa Pharmaceuticals plc
Condensed Consolidated Balance Sheets
(unaudited)
(amounts in thousands)

	December 31, 2022	December 31, 2021
Total assets:
Cash and cash equivalents	$393,644	$595,082
Other assets	50,663	34,553
Total assets	$444,307	$629,635

Total liabilities
Other liabilities	$38,338	$24,681
Long term debt	69,800	75,700
Contingent value rights	—	37,700
Total liabilities	$108,138	$138,081

Total shareholders’ equity	$336,169	$491,554
Total liabilities and shareholders' equity	$444,307	$629,635